Exhibit (a)(1)(E)

LETTER TO CLIENTS

SUPERVALU INC.

Offer to Purchase

Any and All Outstanding

7.25% Hybrid Income Term Security Units (HITS™)

In the Form of Corporate Units (CUSIP 013104 20 3)

of

New Albertson’s, Inc.

for $25.22 in Cash per Corporate Unit

Pursuant to the Offer to Purchase dated October 23, 2006

THE OFFER TO PURCHASE (THE “OFFER”) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 2006 (THE “EXPIRATION DATE”), UNLESS EXTENDED OR EARLIER TERMINATED.

CORPORATE UNITS TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE (AS IT MAY BE EXTENDED). IN ADDITION, YOU MAY WITHDRAW ANY TENDERED CORPORATE UNITS AFTER DECEMBER 19, 2006, IF SUPERVALU INC. HAS NOT ACCEPTED THEM FOR PURCHASE.

To Our Clients:

We are enclosing an Offer to Purchase, dated October 23, 2006 (the “Offer to Purchase”), of SUPERVALU INC., a Delaware corporation (“SUPERVALU”), and a related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Offer”) by SUPERVALU to purchase for cash each validly tendered and accepted 7.25% Hybrid Income Term Security Unit in the form of a Corporate Unit (each, a “Corporate Unit” and collectively, the “Corporate Units”) of New Albertson’s, Inc., a Delaware corporation and a wholly owned subsidiary of SUPERVALU, at a purchase price of $25.22 in cash per Corporate Unit, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase and the Letter of Transmittal.

The Offer is subject to certain conditions. See the section of the Offer to Purchase entitled “The Offer—Conditions to the Offer.”

We are the holder of record of Corporate Units held by us for your account. A tender of such Corporate Units can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Corporate Units held by us for your account.

We request instructions as to whether you wish to tender any or all of the Corporate Units held by us for your account pursuant to the terms and conditions of the Offer.

We urge you to read carefully the Offer to Purchase and related Letter of Transmittal before instructing us to tender your Corporate Units. You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

“HITS” is a trademark of Banc of America Securities LLC.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

THE DEPOSITORY TRUST COMPANY PARTICIPANT

To Registered Holder and/or Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the Offer to Purchase, dated October 23, 2006 (the “Offer to Purchase”), of SUPERVALU INC., a Delaware corporation (“SUPERVALU”), and a related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Offer”) by SUPERVALU to purchase for cash each validly tendered and accepted 7.25% Hybrid Income Term Security Unit in the form of a Corporate Unit (each, a “Corporate Unit” and collectively, the “Corporate Units”) of New Albertson’s, Inc., a Delaware corporation and a wholly owned subsidiary of SUPERVALU at a purchase price of $25.22 in cash per Corporate Unit, upon the terms and subject to the conditions set forth in the Offer. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase and the Letter of Transmittal.

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Offer with respect to the Corporate Units held by you for the account of the undersigned.

The number of Corporate Units held by you for the account of the undersigned is (fill in amount):

                     Corporate Units*

With respect to the Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Corporate Units held by you for the account of the undersigned (insert number of Corporate Units to be tendered) (if any):

                     Corporate Units

☐	Not to tender any Corporate Units held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire amount of Corporate Units indicated above as held by you for the account of the undersigned will be tendered.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:                    , 2006

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